EXHIBIT 99.1

EVIDENCE OF SIGNATORY AUTHORITY

Excerpt from Commercial Register of Novartis AG

Identification number	Legal status	Entry	Cancelled
				1
CHE-103.867.266	Limited or Corporation	01.03.1996

All data

In	Ca	Business name	Ref	Legal seat
1		Novartis AG	1	Basel
1		(Novartis SA) (Novartis Inc.)

CHE-103.867.266			Novartis AG		Basel
All data
In	Mo	Ca	Personal Data	Function	Signature
	1		Weiss, Daniel Andreas, von Basel, in Biel-Benken		joint signature at two

CHE-103.867.266			Novartis AG		Basel
All data
In	Mo	Ca	Personal Data	Function	Signature
	14		Förtsch, Lukas, von Zürich, in Sissach		joint signature at two